POWER OF ATTORNEY


Know all by these presents, that the undersigned hereby authorizes James T. Beck, Harvey Schloss and David L. Bandy to execute for and on behalf of the undersigned, in the undersigneds individual capacity and in the undersigneds capacity as a member of any limited liability company and partner of any general or limited partnership, (i) any and all filings pursuant to Section 16 of the Securities Exchange Act of 1934 (the Exchange Act), including any and all Forms 3, 4 and 5, and Section 13 of the Exchange Act, including Schedules 13D and 13G, and any amendments thereto and joint filing agreements and other documents in connection therewith, and (ii) any applications for EDGAR access codes, including the Form ID, in each case as may be required to be filed from time to time with the U. S. Securities and Exchange Commission with respect to any investments of Mayfield Fund and its affiliates (collectively, Mayfield), and cause any and all of such forms, schedules, agreements and documents to be filed with the U. S. Securities and Exchange Commission pursuant to Section 13 and Section 16 of the Exchange Act, relating to the undersigneds direct or indirect beneficial ownership of securities (in the undersigneds individual capacity, or in the undersigneds capacity as a member of any limited liability company or partner in any general or limited partnership). The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is Mayfield assuming, any of the undersigneds responsibilities to comply with Section 16 or Section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer an employee, member or partner of Mayfield, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 16th day of September, 2002.


Wendell G. Van Auken, III